NATION ENERGY INC.

Suite F - 1500 West 16th Avenue

Vancouver BC V6H 4B9 Canada

May 31, 2016

TO:                  Paltar Petroleum Limited

1555 Blake Street, Suite 1002

Denver, Colorado  80202

Attention:         Mr. Marc A. Bruner

Dear Sirs:

RE:      Third Amendment to Third Amended and Restated Agreement

By this letter, effective as of May 31, 2016, Nation Energy Inc. (“Nation”) and Paltar Petroleum Limited (“Paltar”) amend their Third Amended and Restated Agreement dated August 30, 2015 and amended by the First Amendment to Third Amended and Restated Agreement dated effective December 17, 2015 and further amended by the Second Amendment to Third Amended and Restated Agreement dated effective February 8, 2016 (as amended the “Agreement”), principally to extend the time allowed for certain actions contemplated in the Agreement.  Capitalized terms not specifically defined in this Third Amendment to Third Amended and Restated Agreement (the “Amendment”) shall have the meaning accorded them in the Agreement.  All dollar amounts in this Agreement are expressed in Australian dollars.  Marc A. Bruner (“Bruner”) and John R. Hislop (“Hislop”), as major shareholders (indirectly or directly) of Paltar and Nation, respectively, agree to the terms of this Amendment.

Nation and Paltar amend the Agreement as follows:

1.                  The first sentence of Item 1 of the Agreement is hereby amended in its entirety as follows:

Effective May 31, 2016 (the “Earn-In Closing Date”) and under seven separate earning agreements (the “Earning Agreements”), Paltar will farm out certain interests in exploration permits EP 136, EP 143, EP 231, EP 232, EP 234, and EP 237 and will cause Officer to farm out interests in EP 468 (collectively, the “Nation Blocks”) to Nation Energy (Australia) Pty Ltd, an Australian limited company and wholly owned subsidiary of Nation (“Nation Australia”), in exchange for the consideration specified in each Earning Agreement.

2.                  Item 2 of the Agreement is deleted in its entirety and replaced with the words “[Reserved].”

3.                  Item 3 of the Agreement is hereby amended in its entirety as follows:

Within seven (7) days after delivery to Nation of Paltar’s audited financials as set forth in Item 18(d) of this Agreement, Nation shall issue an aggregate of 900,000,000 Nation common shares (the “Earning Agreement Shares”) to Paltar, with an agreed upon value of US$0.03 per share.

4.                  Item 4 of the Agreement is hereby amended in its entirety as follows:

Effective as of the Earn-In Closing Date, the option agreement previously executed on August 30, 2015 between Paltar and Nation , as amended (the “Option Agreement”), is terminated and of no further effect, except that:  (i) Nation still retains the right to acquire the Assets and Applications (as each are defined in the Option Agreement) to the extent such acquisition is not provided for by the Earning Agreements, (ii) the consideration for the acquisition specified in (i) will be satisfied by the consideration paid under the Earning Agreements and as may be set forth in this Agreement, (iii) the representations, warranties and covenants made by Paltar in the Option Agreement are hereby adopted into this Item 4 of this Agreement, and (iv) Paltar and Nation shall subsequently agree on any closing procedures in the event the acquisition specified in this Item 4 is to occur.

5.                  Item 5 of the Agreement is deleted in its entirety and replaced with the words “[Reserved].”

6.                  Item 18(b) of the Agreement is hereby amended in its entirety as follows:

(b)  Within 60 days after the issuance of the Earning Agreement Shares, Nation shall file a registration statement with the SEC seeking registration under the Securities Act of 1933 of as many of the approximately 1.05 billion shares of common stock of Nation (on a pro rata basis) anticipated then to be beneficially owned by Hislop and Paltar as may be permitted by the SEC. As soon as practicable after the Earn-In Closing Date the parties may, at the request of Hislop or Paltar, as applicable, negotiate and sign a Registration Rights agreement with Hislop or Paltar, or both, as applicable, which sets out these rights and provides for penalties if registration does not occur as contemplated;

7.                  Item 18(d) of the Agreement is hereby amended in its entirety as follows:

(d)  As soon as practicable after May 31, 2016, Paltar shall deliver to Nation consolidated financial statements for Paltar’s three most recently completed fiscal years audited pursuant to Australian generally accepted accounting principles, together with such additional fiscal period financial statements as may be required under SEC regulations; and

8.                  Item 11 of the Agreement is hereby amended by replacing the phrase “alternatively, in the event that an Exchange Transaction is not consummated on or prior to December 16, 2015 and the Earning Agreement Shares are issued on February 19, 2016” in 11(B) with the phrase “upon the issuance of the Earning Agreement Shares”.

9.                  The Agreement is hereby amended generally by replacing the term “Exchange Transaction” with “Transactions” except for the first instance of Exchange Transaction in the introductory paragraph.

No changes or amendments other than those expressly set forth above are being made in the Agreement.  Nation and Paltar confirm and ratify the validity and current effectiveness of the Agreement, as amended by this Amendment.

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If the foregoing correctly sets out our agreed amendments, please execute this letter in the space provided.

NATION ENERGY INC.                                                       PALTAR PETROLEUM LIMITED

Per:      /s/ John R. Hislop                                                        Per:      /s/ Marc A. Bruner

        Authorized Signatory

        John R. Hislop, CEO & President                                                        Authorized Signatory

AGREED TO AND ACCEPTED,

                                                            )

/s/ Zachary M. Bruner                          )

Witness Signature                                )

                                                            )

Zachary M. Bruner                              )           /s/ Marc A. Bruner

Name                                                   )           MARC A. BRUNER

                                                            )

Blavenweg 29, Metzerlen,                   )

 Switzerland 4116                                )

Address                                               )

                                                            )

                                                            )

/s/David W. Peat                                  )

Witness Signature                                )

                                                            )

David W. Peat                                      )           /s/ John R. Hislop

Name                                                   )           JOHN R. HISLOP

241295 Simpson Loan                         )

Edinburgh, Scotland                            )

Address                                               )